UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
_____________________________

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 7, 2009

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NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
_____________________________

Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

363 N. Sam Houston Parkway E., Suite 100
Houston, Texas 77060
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 847-6000

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Corporate Succession Actions.  As previously disclosed, David A. Trice retired as our Chief Executive Officer on May 7, 2009, the date of the 2009 annual meeting of stockholders of Newfield Exploration Company (“Newfield”).  Mr. Trice was re-elected as a director and will serve a one-year term as non-executive Chairman of the Board.

As previously disclosed, on February 5, 2009, Newfield’s Board of Directors elected Lee K. Boothby as President.  On May 7, 2009, the Board elected Mr. Boothby to the additional role of Chief Executive Officer.  On May 7, 2009, Mr. Boothby also was elected by Newfield’s stockholders as a member of Newfield’s Board of Directors.

Mr. Boothby, age 47, joined Newfield nearly 10 years ago and, prior to his appointment as President on February 5, 2009, most recently served as Senior Vice President—Acquisitions and Business Development since October 2007.  Prior to that role, he managed Newfield’s Mid-Continent operations as President of Newfield’s Mid-Continent division from February 2002 to October 2007.  He was promoted from General Manager to Vice President of Newfield in November 2004.

On May 7, 2009, Newfield’s Board of Directors also promoted Gary D. Packer to Executive Vice President and Chief Operating Officer.  Mr. Packer, age 46, joined Newfield in 1995.  Prior to this promotion, Mr. Packer managed Newfield’s Rocky Mountains operations as President of Newfield’s Rocky Mountain division.  He served in this position since Newfield acquired Inland Resources and entered the Rocky Mountains in 2004.  He was promoted from General Manager to Newfield’s Vice President – Rocky Mountains in November 2004.

On May 7, 2009, Newfield’s Board of Directors also promoted Terry W. Rathert to Executive Vice President and Chief Financial Officer.  Mr. Rathert, age 56, joined Newfield in 1989.  Prior to his promotion, Mr. Rathert served as Newfield’s Senior Vice President and Chief Financial Officer since November 1994 and also served as Secretary of Newfield until May 2008.

All Newfield executive officers serve at the discretion of Newfield’s Board of Directors.  Messrs. Boothby, Packer and Rathert are considered named executive officers of Newfield, and a description of related party transactions can be found under the heading “Interests of Management and Others in Certain Transactions” in Newfield’s Proxy Statement related to its 2009 annual meeting of stockholders.  The disclosure contained under the heading “Interests of Management and Others in Certain Transactions” in Newfield’s Proxy Statement related to its 2009 annual meeting of stockholders is incorporated herein by reference.

In connection with these promotions, the Compensation & Management Development Committee of Newfield’s Board of Directors increased the base salaries for Messrs. Boothby, Packer and Rathert as set forth in the table below:

Name	Base Salary Prior to Promotion	New Base Salary
Lee K. Boothby	$325,000	$500,000
Gary D. Packer	$265,000	$400,000
Terry W. Rathert	$325,000	$400,000

The Compensation & Management Development Committee also granted each of Messrs. Boothby and Packer the number of time-vesting restricted stock units set forth opposite his name in the table below.  The restricted stock units, which were granted pursuant to Newfield’s 2009 Omnibus Stock Plan described below, vest in three equal annual installments beginning on May 7, 2012, which is the third anniversary of the grant date.  All of the restricted stock units will vest upon death or disability (as defined in the award agreement) or change of control (as defined in the 2009 Omnibus Stock Plan).  A pro rata portion of the restricted stock units will vest if the executive officer’s employment is terminated by reason of his qualified retirement (as defined in the award agreement).  Each of these awards is governed by a restricted stock unit agreement, which contains a non-competition and non-solicitation agreement.  The form of restricted stock unit award agreement (including the non-competition and non-solicitation agreement) is filed herewith as Exhibit 10.24 and is incorporated herein by reference.

Executive Officer	Title	Number of Time-Vested Restricted Stock Units
Lee K. Boothby	President and Chief Executive Officer	40,000
Gary D. Packer	Executive Vice President and Chief Operating Officer	28,000

Please see Item 8.01 below for additional information regarding the election of new officers by Newfield’s Board of Directors on May 7, 2009.  A copy of the press release describing the promotions of Messrs. Boothby, Packer and Rathert, the election of new officers and Mr. Trice’s retirement is filed herewith as Exhibit 99.1.

Stock Plans.  On May 7, 2009, at Newfield’s 2009 annual meeting of stockholders, Newfield’s stockholders approved the Newfield Exploration Company 2009 Omnibus Stock Plan (the “2009 Omnibus Stock Plan”).  The 2009 Omnibus Stock Plan was approved by Newfield’s Board of Directors on February 5, 2009, subject to approval by Newfield’s stockholders.  Pursuant to the Board’s February 5, 2009 approval, when the 2009 Omnibus Stock Plan was approved by Newfield’s stockholders on May 7, 2009, Newfield’s 2000 omnibus stock plan, 2004 omnibus stock plan and 2007 omnibus stock plan (which were used for equity grants to employees) were terminated such that no new grants will be made under those previous plans.  Outstanding awards under those previous plans were not impacted by the termination of those previous plans.  The 2009 Omnibus Stock Plan is filed herewith as Exhibit 10.25 and is incorporated herein by reference.

The 2009 Omnibus Stock Plan is administered by the Compensation & Management Development Committee of the Board of Directors.  Under the 2009 Omnibus Stock Plan, the committee may award nonqualified stock options, incentive stock options, restricted stock and restricted stock units to employees of Newfield and its subsidiaries (other than Mr. Trice, who retired as Newfield’s Chief Executive Officer on May 7, 2009).  No more than 2,550,000 shares of Newfield’s common stock may be issued under the plan.  Under the terms of the plan, the maximum number of shares of common stock that may be subject to option awards granted to any one employee during any calendar year is 250,000.  In addition, the aggregate grant date fair market value of shares of the common stock that may be subject to or reflected by restricted stock awards or restricted stock unit awards granted to any one employee during any calendar year is $10,000,000.  The number of shares available under the plan, the limits on the number of shares that may be subject to awards granted to any one employee during any calendar year and the number of shares subject to, and the exercise price of, outstanding stock options are subject to adjustment upon a change in Newfield’s common stock as a result of a stock dividend or split, recapitalization, reorganization, reclassification or other similar change.

The 2009 Omnibus Stock Plan contains numerous features that reflect Newfield’s commitment to effective corporate governance and Newfield’s intention to maximize the incentive effect of awards granted under the plan.  These features include:

•	administration of the plan by Newfield’s Compensation & Management Development Committee, which is a committee of independent directors;
•
a fungible share pool design where the shares available for grant under the plan are reduced by 1.5 times the number of shares of restricted stock or restricted stock units awarded under the plan, and are reduced by 1 times the number of shares subject to stock options awarded under the plan;

•
the aggregate shares available under the plan will not be increased for shares that are tendered in payment of an option, shares withheld to satisfy tax withholding obligations or shares repurchased by Newfield with option proceeds;

•	minimum option exercise price equal to the fair market value of Newfield’s common stock on the date of grant;
•	a prohibition on repricing of outstanding options without stockholder approval;
•	three-year minimum full vesting for awards that are not performance-based and one-year minimum full vesting for performance-based awards;
•	restrictions on the fair market value of shares of Newfield’s common stock that may be issued to any one individual during any calendar year as restricted stock or restricted stock units;
•
dividend payments on restricted stock (performance-based or time vesting) are withheld by Newfield until the forfeiture restrictions on the restricted stock lapse, and participants do not have the right to receive dividends or dividend-equivalent payments on restricted stock units or options;

•	provisions designed to allow awards to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code; and
•	no material amendments without stockholder approval, as described in the plan.

With respect to the minimum vesting periods, the plan permits a limited exception for no more than 5% of the number of shares of Newfield’s common stock subject to the plan, or in the case of death, disability, retirement or change of control.

Item 8.01  Other Events

Additional Corporate Succession Actions.  On May 7, 2009, Newfield’s Board of Directors promoted Daryll T. Howard, age 46, to the position of Vice President—Rocky Mountains, succeeding Gary D. Packer, who was promoted to Executive Vice President and Chief Operating Officer.  Mr. Howard joined Newfield in 1996.  Prior to his promotion on May 7, 2009, Mr. Howard served as East Team Rocky Mountain Asset Manager since June 2008.  Prior thereto, Mr. Howard assisted in establishing Newfield’s Malaysia office and was instrumental in the success and growth of Newfield’s international operations.  Mr. Howard also previously held several positions of increasing breadth and responsibility in Newfield’s Gulf of Mexico organization.

In addition, on May 7, 2009, Newfield’s Board of Directors promoted Samuel E. Langford, age 51, to the position of Vice President—Corporate Development.  Mr. Langford joined Newfield in 2004.  Prior to his promotion on May 7, 2009, Mr. Langford served as Manager–Acquisitions, Planning and Commercial Development of Newfield’s Mid-Continent division since April 2004.

Annual Meeting Vote Results.  At Newfield’s May 7, 2009 annual meeting of stockholders, the stockholders elected all 13 nominees for director, approved the 2009 Omnibus Stock Plan and the 2009 Non-Employee Director Restricted Stock Plan, and ratified the appointment of PricewaterhouseCoopers LLP by the following votes:

1.	Election of Directors:

Nominee	For	Against	Abstain
David A. Trice	112,326,771	8,696,998	102,781
Lee K. Boothby	117,728,685	3,300,992	96,872
Philip J. Burguieres	82,134,324	38,855,442	136,783
Pamela J. Gardner	115,958,891	5,040,738	126,920
Dennis R. Hendrix	81,998,177	38,985,135	143,237
John Randolph Kemp III	82,136,627	38,856,269	133,653
J. Michael Lacey	82,147,550	38,853,408	125,591
Joseph H. Netherland	82,132,064	38,852,134	142,352
Howard H. Newman	112,765,078	8,247,117	114,354
Thomas G. Ricks	113,291,163	7,714,280	121,107
Juanita F. Romans	115,947,985	5,057,078	121,487
C. E. (Chuck) Shultz	74,843,324	44,321,690	1,961,536
J. Terry Strange	108,689,052	10,496,983	1,940,515

2.	Approval of the Newfield Exploration Company 2009 Omnibus Stock Plan:

For:	106,902,365
Against:	6,957,521
Abstentions:	42,551
Broker Non-Votes:	7,224,113

3.	Approval of the Newfield Exploration Company 2009 Non-Employee Director Restricted Stock Plan:

For:	111,540,950
Against:	2,312,569
Abstentions:	48,919
Broker Non-Votes:	7,224,112

4.	Ratification of Appointment of Independent Registered Public Accounting Firm:

For:	117,607,783
Against:	3,449,292
Abstentions:	69,474
Broker Non-Votes:	0

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

	10.24	Form of Restricted Stock Unit Award Agreement
	10.25	Newfield Exploration Company 2009 Omnibus Stock Plan (incorporated by reference to Exhibit 99.1 to
Newfield’s Registration Statement on Form S-8 (Reg. No. 333- 158961) filed on May 4, 2009)
	99.1	Press Release issued by Newfield on May 11, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: May 11, 2009	By:	/s/ Brian L. Rickmers
Brian L. Rickmers
Controller

Exhibit Index

Exhibit No.	Description
10.24	Form of Restricted Stock Unit Award Agreement
10.25	Newfield Exploration Company 2009 Omnibus Stock Plan (incorporated by reference to Exhibit 99.1 to
Newfield’s Registration Statement on Form S-8 (Reg. No. 333-158961) filed on May 4, 2009)
99.1	Press Release issued by Newfield on May 11, 2009